SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------
                                  FORM 8-A / A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SOUTHERN UNION COMPANY
                  --------------------------------------------
               (Exact name of Registrant as Specified in Charter)

                Delaware                               75-0571592
----------------------------------------    ------------------------------------
(State of incorporation or Organization)    (I.R.S. Employer Identification No.)

        One PEI Center
         Second Floor
       Wilkes-Barre, PA
        (570) 820-2400                                   18711
---------------------------------------        ---------------------------
(Address of Principal Executive Office)                (Zip Code)


If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and          securities pursuant to Section
is effective pursuant to General               12(g) of the Exchange Act and is
Instruction A.(c), please check the            effective pursuant to General
following box:_x__                             Instruction A.(d), please check
                                               the following box:___


         Securities Act registration statement file number to which this form relates: 333-102388

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                       Name of Each Exchange on Which
   to be so Registered                       Each Class is to be Registered
   -------------------                       ------------------------------

    Corporate Units                              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

                                Explanatory Note

         The purpose of this Amendment No. 1 to this Registration Statement is solely to incorporate the definitive agreements included as Exhibits 4.1, 4.2, 4.5, 4.7 and 4.8 hereto.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the Corporate Units of Southern Union Company, a Delaware corporation.

         For a description of the Registrant's Corporate Units, reference is made to the Prospectus Supplements dated May 30, 2003 and June 5, 2003 and filed with the SEC on May 30, 2003 and June 6, 2003, respectively, to the Prospectus contained in the Registration Statement on Form S-3, filed January 7, 2003, as amended, of Southern Union Company, Southern Union Financing II and Southern Union Financing III (Registration No. 333-102388), which description is incorporated herein by reference.



Item 2.  Exhibits.

 Exhibit No.                          Description
--------------    --------------------------------------------------------------


     3.1 Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference).

     3.2 Amendment to Restated Certificate of Incorporation of the Registrant, which was filed with the Secretary of State of Delaware and became effective on October 26, 1999. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)

     3.3 Bylaws of the Registrant, as amended. (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)

     4.1 Form of Underwriting Agreement between the Registrant and the underwriters named therein.

     4.2 Form of Purchase Contract and Pledge Agreement between the Registrant and JP Morgan Chase Bank, as Purchase Contract Agent.

     4.3*         Remarketing Agreement

     4.4 Indenture between the Registrant and JPMorgan Chase Bank (successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)

     4.5 Form of Supplemental Indenture No. 1 between the Registrant and JPMorgan Chase Bank, as Trustee.

     4.6 Prospectus Supplement and Prospectus included in the Registrant's Registration Statement on Form
                  S-3 (Registration No. 333-102388) (filed with the Securities and Exchange Commission on January 7, 2003, as amended and supplemented, and incorporated herein by reference).

     4.7 Form of Corporate Unit Certificate (included as Exhibit A to the Form of Purchase Contract and Pledge Agreement filed herewith as Exhibit 4.2).

     4.8 Form of Senior Note due 2008 (included as Exhibit A to the Form of Indenture No. 1 filed herewith as Exhibit 4.5).

* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  SOUTHERN UNION COMPANY



Dated: June 20, 2003              By: /s/   DENNIS K. MORGAN
                                      ------------------------------------------
                                       Name:  Dennis K. Morgan
                                       Title: Executive Vice President -
                                              Administration and General Counsel